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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

               QUARTERS ENDED APRIL 3, 1997 AND APRIL 4, 1996

                                                                             WEIGHTED
                               SHARES OF     NUMBER OF DAYS   NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING     SHARE DAYS    OUTSTANDING
                              ------------   -------------- -------------   -----------
Quarter Ended April 3, 1997
---------------------------
January 2 - April 3             6,636,450           91        603,916,967
Treasury Stock Purchases       (   10,557)       Various     (    647,328)
Shares Issued                      12,248        Various          595,069
                                ---------                     -----------
                                6,638,141                     603,864,708    6,635,876
                                =========                     ===========    =========

Quarter Ended April 4, 1996
---------------------------
January 4 - April 4             6,385,910           91        581,117,821
Shares Issued                     161,645        Various        8,294,825
                                ---------                     -----------
                                6,547,555                     589,412,646    6,477,062
                                =========                     ===========    =========



             TWO QUARTERS ENDED APRIL 3, 1997 AND APRIL 4, 1996

                                                                             WEIGHTED
                               SHARES OF     NUMBER OF DAYS   NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING     SHARE DAYS    OUTSTANDING
                              ------------   -------------- -------------   -----------
Period Ended April 3, 1997
--------------------------
October 1 - April 3             6,658,487          185      1,231,820,076
Treasury Stock Purchases       (   47,939)       Various   (    6,502,222)
Shares Issued                      27,593        Various        2,937,187
                                ---------                   -------------
                                6,638,141                   1,228,255,041    6,639,216
                                =========                   =============    =========

Period Ended April 4, 1996
--------------------------
October 1 - April 4             6,345,465          187      1,186,602,034
Shares Issued                     202,090        Various       14,126,884
                                ---------                   -------------
                                6,547,555                   1,200,728,918    6,421,010
                                =========                   =============    =========
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    (B)  Computation of Earnings (Loss) Per Share:


                                     QUARTER ENDED          TWO QUARTERS ENDED
                                 April 3,     April 4,     April 3,     April 4,
                                  1997         1996         1997         1996
                               ----------   ----------   ----------   ----------
Primary:
 Weighted average shares
  outstanding                   6,635,876    6,477,062    6,639,216    6,421,010
 Net effect of dilutive stock
  options - based on the
  treasury stock method                 0      249,448            0      254,295
                               ----------   ----------   ----------   ----------
     Total                      6,635,876    6,726,510    6,639,216    6,675,305
                               ----------   ----------   ----------   ----------

Net (loss) earnings           ($1,016,274)  $  254,278  ($  966,619)  $1,652,506
                               ----------   ----------   ----------   ----------

     Per share amount         ($     0.15)  $     0.04  ($     0.15)  $     0.25
                               ==========   ==========   ==========   ==========
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